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                                                                      EXHIBIT 23


                    Consent of Certified Public Accountants


                                 August 5, 2002

We consent to the use of our reports, dated August 2, 2002, in Form 10-Q filing of the Peoples Financial Corporation.


/s/ Piltz, Williams, LaRosa & Co.

PILTZ, WILLIAMS, LAROSA & CO.
Biloxi, Mississippi